Exhibit 10.34

This instrument or other agreement and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination and Intercreditor Agreement”), dated as of September 30, 2013, by and among the Subordinated Lender identified therein and MidCap Funding III, LLC, in its capacity as agent (together with its successors and assigns, “Agent”) for the Senior Lenders (as defined in the Subordination and Intercreditor Agreement), to certain indebtedness, rights and obligations of FURIEX PHARMACEUTICALS, INC., APBI HOLDINGS, LLC, DEVELOPMENT PARTNERS, LLC and GENUPRO, INC., to Agent and the Senior Lenders, and all liens and security interests of Agent securing the same, all as described in the Subordination and Intercreditor Agreement, and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination and Intercreditor Agreement.

SECURED PROMISSORY NOTE

$15,000,000.00	September 30, 2013

FOR VALUE RECEIVED, FURIEX PHARMACEUTICALS, INC., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation (either individually or collectively as the context may require, the “Borrower”), jointly and severally, hereby promise to pay to the order of the FREDRIC NEVILLE ESHELMAN REVOCABLE TRUST u/a dated July 13, 1988, as amended and/or restated (“Lender”), c/o Fredric Neville Eshelman, Trustee, with an address of 6814 Towles Road, Wilmington, North Carolina 28409, or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of FIFTEEN MILLION and No/100 Dollars ($15,000,000.00), or such other principal amount as Lender has advanced to Borrower, together with interest in accordance with the Loan Agreement (as hereinafter defined) (or if and when applicable, at a rate equal to the Default Rate (as defined in the Loan Agreement) based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month until the principal balance is paid in full. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Commencing November 1, 2013 and continuing on the Interest Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to the Lender, in arrears, and calculated as set forth hereinabove. Commencing on October 1, 2014 and continuing on the first (1st) day of each successive calendar month thereafter through and including the Maturity Date, and subject to the condition that, to the extent provided in the Subordination and Intercreditor Agreement, if then in effect, Borrower shall have $7,500,000 of unrestricted cash on hand after giving effect to each such principal payment, Borrower shall make monthly payments of principal in the amount of ONE HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN and No/100 Dollars ($166,667.00) to the Lender. All unpaid principal and accrued interest owed under this Promissory Note is due and payable in full on the Maturity Date. The Promissory Note may be prepaid only in accordance with provisions of the Loan Agreement.

This Promissory Note is executed and delivered in connection with that certain Loan and Security Agreement dated as of September 30, 2013, by and among Borrower and Lender (as the same may from time to time be amended, modified, restated or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with this Promissory Note and the Loan Agreement. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note, and upon any such Event of Default, all principal and interest and other obligations owing under this Promissory Note may be accelerated and declared immediately due and payable as provided for in the Loan Agreement. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of Borrower to pay all principal and interest and premium, if any, under this Promissory Note upon demand or as otherwise provided herein

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the Uniform Commercial Code as in effect in the State of North Carolina or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of North Carolina. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of North Carolina, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction. Without limiting the generality of the preceding paragraph, the provisions of Section 11 of the Loan Agreement regarding jurisdiction, venue and jury trial waiver are incorporated herein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Promissory Note to be executed under seal.

FURIEX PHARMACEUTICALS, INC.

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer

APBI HOLDINGS, LLC

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer

DEVELOPMENT PARTNERS, LLC

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer

GENUPRO, INC.

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer